                    CONSENT OF INDEPENDENT PUBLIC AUDITORS

As  independent  public  auditors,  we  hereby consent to the use of our report dated  April  27,  2006  in  this  Post-Effective  Amendment  Number  6  to  the Registration Statement (File No. 811-09053)  of  THE MP63 FUND, INC., including references to our firm included in or made a part of this Amendment.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown

New Brunswick, New Jersey

June 13, 2006